Exhibit 10.1

[First Tennessee Logo]

May 24, 2006

Mr. Rodney Bell
Forward Air Corporation
P.O. Box1058
Greeneville, TN 37744

Re:   Forward Air Corporation Credit Facility

Dear Rodney:

Concerning the terms of the Loan and Security Agreement date September 10, 1998 ,and the Modification Agreement dated June 18, 2002 First Tennessee Bank (“The Bank”) agrees to the following:

1.	The Bank extends the maturity date on the $20,000,000 Master Secured Promissory Note dated September 10, 1998 (the ”Line of Credit”) to April 30, 2008.

This agreement constitutes a one time modification to the specific items addressed above. All other terms and agreements of the Loan Documents remain in full effect and force.

Sincerely,

/s/	Steve Mears

Steve Mears
Senior Vice President

Accepted as of the 25th day of May, 2006

By:	/s/ Rodney L. Bell
Rodney Bell, Chief Accounting Officer
Forward Air Corporation